The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

GOOGLE SERVICES AGREEMENT

COMPANY INFORMATION

COMPANY: VERTRO, INC.
	Business Contact:	Legal Contact:	Technical Contact:
Name:	Don “Trey” Barrett III	John Pisaris	Rick Anderson
Title:	COO	General Counsel	CIO
Address, City, State, Postal Code:	1111 Main Street, Suite 201 Conway, AR 72032	1111 Main Street, Suite 201 Conway, AR 72032	1111 Main Street, Suite 201 Conway, AR 72032
Phone:	501-205-4965	501-205-8508 X224	501-205-1656
Email:	Trey.Barrett@inuvo.com	John.Pisaris@inuvo.com	Rick.Anderson@inuvo.com

TERM

TERM: Starting on February 1, 2015 (“Effective Date”) and continuing through January 31, 2017 (inclusive)

SEARCH SERVICES

WEBSEARCH SERVICE (“WS”)	Search Fees
***	***

ADVERTISING SERVICES

ADSENSE FOR SEARCH (“AFS”)	AFS Revenue Share Percentage	AFS Deduction Percentage
***	See Exhibit A	***

ADSENSE FOR CONTENT (“AFC”)	AFC Revenue Share Percentage	AFC Deduction Percentage
Sites approved for AFC: See Exhibit B	***	***

CURRENCY

AUD JPY CAD KRW EUR USD GBP Other

This Google Services Agreement (“Agreement”) is entered into by Google Inc. (“Google”) and Vertro, Inc. (“Company”) and is effective as of the Effective Date.

1.Definitions. In this Agreement:

1.1.    “Ad” means an individual advertisement provided through the applicable Advertising Service.

1.2.    “Ad Deduction” means, for each of the Advertising Services, for any period during the Term, the Deduction Percentage (listed on the front pages of this Agreement) of Ad Revenues.

1.3.    “Ad Revenues” means, for any period during the Term, revenues that are recognized by Google in connection with Company’s use of the applicable Advertising Service and attributed to Ads in that period. Notwithstanding the forgoing, if advertisers buy Ads at a fixed or aggregated price, then Ad Revenues for those Ads will be calculated as if such advertisers had paid the final price for the provision of the Ad in accordance with the definition above.

1.4.    “Ad Set” means a set of one or more Ads.

1.5.    “Advertising Services” means the advertising services selected on the front pages of this Agreement.

1.6.    “AFC RPM” means AFC Ad Revenues per one thousand AFC Requests.

1.7.    “Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with, a party.

1.8.    “Alternative Search Queries” means ***.

1.9.    “Approved Client Application” means ***.

1.10.    “Brand Features” means each party’s trade names, trademarks, logos and other distinctive brand features.

1.11.    “Client Application” means any application, plug-in, helper, component or other executable code that runs on a user’s computer.

1.12.    “Client Application Guidelines” means ***.

1.13.    “Company Content” means any content served to End Users that is not provided by Google.

1.14.    “Confidential Information” means information that one party (or an Affiliate) discloses to the other party under this Agreement, and that is marked as confidential or would normally be considered confidential information under the circumstances.  It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient, or that was lawfully given to the recipient by a third party.

1.15.    “Desktop AFS Ads” means***.

1.16.    “End Users” means individual human end users of a Site or Approved Client Application.

1.17.    “Equivalent AFS Ads” means ***.

1.18.    “Google Branding Guidelines” means ***.

1.19.    “Google Program Guidelines” means ***.

1.20.    “Intellectual Property Rights” means all copyrights, moral rights, patent rights, trademarks, rights in or relating to Confidential Information and any other intellectual property or similar rights (registered or unregistered) throughout the world.

1.21.    “Mobile Devices” means ***.

1.22.    “Mobile AFS Ads” means***.

1.23.    “Mobile & Tablet Queries” means ***.

1.24.    “Net Ad Revenues” means, for each of the Advertising Services, for any period during the Term, Ad Revenues for that period minus the Ad Deduction (if any) for that period.

1.25.    “Request” means a request from Company or an End User (as applicable) to Google for a Search Results Set and/or an Ad Set (as applicable).

1.26.    “Results” means Search Results Sets, Search Results, Ad Sets or Ads.

1.27.    “Results Page” means any Site page that contains any Results.

1.28.    “Search Box” means a search box (or other means approved by Google) for the purpose of sending search queries to Google as part of a Request.

1.29.    “Search Query” means ***.

1.30.    “Search Result” means an individual search result provided through the applicable Search Service.

1.31.    “Search Results Set” means a set of one or more Search Results.

1.32.    “Search Services” means the search services selected on the front pages of this Agreement.

1.33.    “Services” means the Advertising Services and/or Search Services (as applicable).

1.34.    “Site(s)” means the Web site(s) located at the URL(s) listed on the front pages of this Agreement, together with the additional URL(s) approved by Google from time to time under subsection 7.3(a) below.

1.35.    “Tablet Devices” means ***.

1.36.    “Tablet AFS Ads” means ***.

2.	Launch, Implementation and Maintenance of Services.

2.1.    Launch. The parties will each use reasonable efforts to launch the Services into live use within 30 days from the Effective Date. Company will not launch any implementation of the Services into live use, including without limitation any implementation of Alternative Search Queries, and such implementations will not be payable by Google, until Google has approved such implementations in writing, which approval will not be unreasonably withheld or delayed.

2.2.    Implementation and Maintenance.

(a)    For the remainder of the Term, Google will make available and Company will implement and maintain each of the Services on each of the Sites and Approved Client Applications. For clarity, Company may not implement the Services on a property that is not a Site or Approved Client Application.

(b)    Company will ensure that Company:

(i)    is the technical and editorial decision maker in relation to each page, including Results Pages, and each Approved Client Application on which the Services are implemented; and

(ii)    has control over the way in which the Services are implemented on each of those pages and Approved Client Applications.

(c)    Company will ensure that the Services are implemented and maintained in accordance with:

(i)    the applicable Google Branding Guidelines;

(ii)    the applicable Google Program Guidelines; and

(iii)    Google technical protocols (if any) and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

(d)    ***.

(e)    Company will ensure that (i) every Search Query generates a WS Request, (ii) every AFS Request is generated by a Search Query and (iii) every AFS Request contains the Search Query that generated that Request.

(f)    Google will, upon receiving a Request sent in compliance with this Agreement, provide a Search Results Set and/or an Ad Set (as applicable) when available. Company will then display the Search Results Set and/or Ad Set (as applicable) on the applicable Site.

(g)    Company will ensure that at all times during the applicable Term, Company:

(i)    has a clearly labeled and easily accessible privacy policy in place relating to the Site(s) and Approved Client Application(s); and

(ii)    provides the End User with clear and comprehensive information about cookies and other information stored or accessed on the End User’s device in connection with the Services, including information about End Users’ options for cookie management.

(h)    Company will use commercially reasonable efforts to ensure that an End User gives consent to the storing and accessing of cookies and other information on the End User’s device in connection with the Services where such consent is required by law.

(i)    ***

2.3.    Mobile & Tablet Queries for WS and AFS. ***.

2.4.    Client IDs; Channel IDs. ***.

3.Policy and Compliance Obligations.

3.1.    Policy Obligations. Company will not, and will not knowingly or negligently allow any third party to:

(j)    modify, obscure or prevent the display of all, or any part of, any Results;

(k)    edit, filter, truncate, append terms to or otherwise modify any Search Query, except as provided in Section 2.2(i);

(l)    implement any click tracking or other click monitoring of Results;

(m)    display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(n)    interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(o)    display any content between any Results and any page accessed by clicking on those Results or place any interstitial content immediately before any Results Page containing any Results;

(p)    enter into any type of arrangement with a third party where either party receives a financial benefit in connection with the Results or Ad revenue (including any co-branding, white labeling or sub-syndication arrangement);

(q)    directly or indirectly, (i) offer incentives to End Users to generate impressions, Requests or clicks on Results, (ii) fraudulently generate impressions, Requests or clicks on Results or (iii) modify impressions, Requests or clicks on Results;

(r)    “crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including Results); or

(s)    display on any Site or Approved Client Application, any content that violates or encourages conduct that would violate the Google Program Guidelines, Google technical protocols and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

3.2.    Compliance Obligations. Company will not knowingly or negligently allow any use of or access to the Services through any Site or Approved Client Application that is not in compliance with the terms of this Agreement. Company will use commercially reasonable efforts to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use. If Company is not in compliance with this Agreement at any time, Google may with notice to Company, suspend provision of all (or any part of) the applicable Services until Company implements adequate corrective modifications as reasonably required and determined by Google.

4.Conflicting Services.

4.1.    ***.

4.2.    ***.

5.Third Party Advertisements. ***.

6.Approved Client Applications. ***.

7.Changes and Modifications.

7.1.    By Google. If Google modifies the Google Branding Guidelines, Google Program Guidelines, or the Google technical protocols and the modification requires action by Company, Company will take the necessary action no later than 30 days from receipt of notice from Google. Any modifications to the Google Branding Guidelines or Google Program Guidelines will be generally applied to Google’s similarly situated customers in the same region who are using the specific Service impacted by the modification.

7.2.    By Company. Company will provide Google with at least 15 days prior notice of any change in code or serving technology that could reasonably be expected to affect the delivery or display of any Results.

7.3.    Site List and Approved Client Application Changes.

(a)    Company may notify Google from time to time that it wishes to add or remove URL(s) to those comprising the Site(s) by sending notice to Google at least 45 days before Company wishes the addition or deletion to take effect. Google may approve or disapprove the request in its reasonable discretion, this approval or disapproval to be in writing.

(b)    If there is a change in control of any Site or Approved Client Application (such that the conditions set out in Section 2.2(b)(i) or 2.2(b)(ii) are not met):

(i)    Company will provide notice to Google at least 30 days before the change; and

(ii)    unless the entire Agreement is assigned to the third party controlling the Site or Approved Client Application in compliance with Section 16.3 (Assignment) below, from the date of that change in control of the Site or Approved Client Application, that Site or Approved Client Application will be treated as removed from this Agreement. Company will ensure that from that date, the Services are no longer implemented on that Site or Approved Client Application.

8.Intellectual Property. Except to the extent expressly stated otherwise in this Agreement, neither party will acquire any right, title or interest in any Intellectual Property Rights belonging to the other party, or to the other party’s licensors.

9.Brand Features.

9.1.    Google grants to Company a non-exclusive and non-sublicensable license during the Term to use the Google Brand Features solely to fulfill Company’s obligations in connection with the Services in accordance with this Agreement and the Google Branding Guidelines. Google may revoke this license at any time upon notice to Company. Any goodwill resulting from the use by Company of the Google Brand Features will belong to Google.

9.2.    Google may include Company’s Brand Features in customer lists. Google will provide Company with a sample of this usage if requested by Company.

10.	Payment.

10.1.    Company Payments.

(a)    Search Services. The Search Fees owed to Google under this Agreement will be calculated using the number of Requests for Search Results Sets as reported by Google.

(b)    Offset. Google may offset the Search Fees payable by Company under this Agreement against Google’s payment obligations to Company under this Agreement.

(c)    Invoices. Even if the Search Fees are offset under subsection 10.1(b), Google will invoice (or send a statement of financial activity to) Company for Search Fees in the month after the Search Fees are incurred. Company will pay the invoice amount, if any, to Google within 30 days of the date of invoice.

10.2.    Google Payments.

(a)    For each applicable Advertising Service, Google will pay Company an amount equal to the Revenue Share Percentage (listed on the front pages of this Agreement) of Net Ad Revenues attributable to a calendar month. This payment will be made in the month following the calendar month in which the applicable Ads were displayed.

(b)    Google’s payments for Advertising Services under this Agreement will be based on Google’s accounting which may be filtered to exclude (i) invalid queries, impressions, conversions or clicks, and (ii) any amounts refunded to advertisers in connection with Company’s failure to comply with this Agreement, as reasonably determined by Google.

10.3.    All Payments.

(a)    As between Google and Company, Google is responsible for all taxes (if any) associated with the transactions between Google and advertisers in connection with Ads displayed on the Sites. Company is responsible for all taxes (if any) associated with the Services, other than taxes based on Google’s net income. All payments to Company from Google in relation to the Services will be treated as inclusive of tax (if applicable) and will not be adjusted. If Google is obligated to withhold any taxes from its payments to Company, Google will notify Company of this and will make the payments net of the withheld amounts. Google will provide Company with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.

(b)    All payments due to Google or to Company will be in the currency specified in this Agreement and made by electronic transfer to the account notified to the paying party by the other party for that purpose, and the party receiving payment will be responsible for any bank charges assessed by the recipient’s bank.

(c)    In addition to other rights and remedies Google may have, Google may offset any payment obligations to Company that Google may incur under this Agreement against any undisputed, past due product or service fees owed to Google by Company under this Agreement or any other agreement between Company and Google. Google may also withhold and offset against its payment obligations under this Agreement, or require Company to pay to Google within 30 days of any invoice, any amounts Google may have overpaid to Company in prior periods.

11.Warranties; Disclaimers.

11.1.    Warranties. Each party warrants that (a) it has full power and authority to enter into this Agreement; and (b) entering into or performing under this Agreement will not violate any agreement it has with a third party.

11.2.    Disclaimers. Except as expressly provided for in this Agreement and to the maximum extent permitted by applicable law, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER IMPLIED, STATUTORY, OR OTHERWISE AND DISCLAIMS, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

12.Indemnification.

12.1.    By Company. Company will indemnify, defend, and hold harmless Google from and against all liabilities, damages, and costs (including settlement costs) arising out of a third party claim: (a) arising from any Company Content, Sites or Company Brand Features or Approved Client Applications; or (b) arising from Company’s breach of this Agreement.

12.2.    By Google.

(a)    Google will indemnify, defend, and hold harmless Company from and against all liabilities, damages, and costs (including settlement costs) arising out of a third party claim: (i) that authorized use of Google’s technology used to provide the Services or any Google Brand Features infringes or misappropriates any copyright, trade secret, trademark or patent of that third party; or (ii) arising from Google’s breach of this Agreement.

(b)    For purposes of clarity, Google will not have any obligations or liability under this Section 12 (Indemnification) to the extent arising from any (i) use of the Services or Google Brand Features in a modified form or in combination with services or software not furnished by Google, (ii) content, information or data provided to Google by Company, End Users or any other third parties, or (iii) Search Results, Ads, content appearing in Search Results or Ads, or content to which Search Results or Ads link.

12.3.    General. The party seeking indemnification will promptly notify the other party of the claim and cooperate with the other party in defending the claim. The indemnifying party has full control and authority over the defense, except that any settlement requiring the party seeking indemnification to admit liability or to pay any money will require that party’s prior written consent, such consent not to be unreasonably withheld or delayed. The other party may join in the defense with its own counsel at its own expense. THE INDEMNITIES IN SUBSECTIONS 12.1(a) and 12.2(a)(i) ARE THE ONLY REMEDY UNDER THIS AGREEMENT FOR VIOLATION OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS.

13.Limitation of Liability.

13.1.    Limitation.

(c)    NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR LOST REVENUES OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN THAT SUCH DAMAGES WERE POSSIBLE AND EVEN IF DIRECT DAMAGES DO NOT SATISFY A REMEDY.

(d)    NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR MORE THAN THE SUM OF FEES PAID TO SUCH PARTY UNDER THIS AGREEMENT AND AD REVENUES RECEIVED AND RETAINED BY SUCH PARTY DURING THE 12 MONTHS BEFORE THE CLAIM ARISES.

13.2.    Exceptions to Limitations.  These limitations of liability do not apply to Company’s breach of Section 4 (Conflicting Services), breaches of confidentiality obligations contained in this Agreement, or violations of a party’s Intellectual Property Rights by the other party, or indemnification obligations contained in this Agreement (except for patent indemnification obligations).

14.Confidentiality; Publicity.

14.1.    Confidentiality. The recipient of any Confidential Information will not disclose that Confidential Information, except to Affiliates, employees, agents or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential. The recipient will ensure that those people and entities use Confidential Information only to exercise rights and fulfill obligations under this Agreement, while using reasonable care to keep the Confidential Information confidential.  The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser, if permitted by law. The parties acknowledge that Company will be required to file a redacted copy of this Agreement with the Securities and Exchange Commission and all exhibits and appendices hereto as an exhibit to its next periodic filing and will also be required to file a summary of the material terms of this Agreement in a Form 8-K to be filed with the Securities and Exchange Commission within four business days of execution of this Agreement. The parties will work together to create a mutually agreeable redacted Agreement for such periodic filing and a mutually agreeable summary for the Form 8-K.

14.2.    Exceptions. Notwithstanding Section 14.1 (Confidentiality), Google may (a) inform advertisers of Company’s participation in the Services; and (b) share with advertisers Site-specific statistics, the Site URL, and related information collected by Google through its provision of the Advertising Services to Company. Disclosure of information by Google under this subsection 14.2 will be subject to the terms of the Google Privacy Policy located at the following URL: http://www.google.com/privacypolicy.html (or a different URL Google may provide to Company from time to time).

14.3.    Publicity. Neither party may make any public statement regarding this Agreement without the other’s written approval.

15.Term and Termination.

15.1.    Term. The term of this Agreement is the Term stated on the front pages of this Agreement, unless earlier terminated as provided in this Agreement.

15.2.    Termination.

(a)    Either party may terminate this Agreement with notice if the other party is in material breach of this Agreement:

(i)    where the breach is incapable of remedy;

(ii)    where the breach is capable of remedy and the party in breach fails to remedy that breach within 30 days after receiving notice from the other party; or

(iii)    more than twice even if the previous breaches were remedied.

(b)    Either party may terminate this Agreement effective January 31, 2016 by providing notice of termination to the other party at least sixty (60) days prior to January 31, 2016.

(c)    Google may, with 30 days prior notice to Company, remove or require Company to remove AFC from any Site or set of pages on a Site on which the monthly AFC RPM falls below USD$0.50 for the previous calendar month.

(d)    Google reserves the right to suspend or terminate Company’s use of any Services that are alleged or reasonably believed by Google to infringe or violate a third party right. If any suspension of a Service under this subsection 15.2(d) continues for more than 6 months, Company may immediately terminate this Agreement upon notice to Google.

(e)    Google may terminate this Agreement, or the provision of any Service, immediately with notice if pornographic content that is illegal under U.S. law is displayed on any Site or Approved Client Applications.

(f)    Upon the expiration or termination of this Agreement for any reason:

(i)    all rights and licenses granted by each party will cease immediately;

(ii)    if requested, each party will use commercially reasonable efforts to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party; and

(iii)    any continued use of the Services will be subject to Google’s then standard terms and conditions available at www.google.com/adsense/localized-terms, provided that Google will not be obligated to provide the Services (including Results) to Company or make any payments with respect to Company’s continued use of the Services following expiration or termination.

16.Miscellaneous.

16.1.    Compliance with Laws. Each party will comply with all applicable laws, rules, and regulations in fulfilling its obligations under this Agreement.

16.2.    Notices. All notices of termination or breach must be in writing and addressed to the attention of the other party’s Legal Department and primary point of contact.  The email address for notices being sent to Google’s Legal Department is legal-notices@google.com. All other notices must be in English, in writing and addressed to the other party’s primary contact. Notice will be treated as given on receipt, as verified by written or automated receipt or electronic log (as applicable).

16.3.    Assignment. Neither party may assign any part of this Agreement without the written consent of the other, except to an Affiliate where (a) the assignee has agreed in writing to be bound by the terms of this Agreement; (b) the assigning party remains liable for obligations under the Agreement if the assignee defaults on them; and (c) the assigning party has notified the other party of the assignment.  Any other attempt to assign is void.

16.4.    Change of Control. Upon the earlier of (a) entering into an agreement providing for a change of control (for example, through a stock purchase or sale, merger, asset sale, liquidation or other similar form of corporate transaction), (b) the board of directors of a party recommending its shareholders approve a change of control, or (c) the occurrence of a change of control (each, a “Change of Control Event”), the party experiencing the Change of Control Event will provide notice to the other party promptly, but no later than 3 days, after the occurrence of the Change of Control Event. The other party may terminate this Agreement by sending notice to the party experiencing the Change of Control Event and the termination will be effective upon the earlier of delivery of the termination notice or 3 days after the occurrence of the Change of Control Event.

16.5.    Governing Law. ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES WILL BE GOVERNED BY CALIFORNIA LAW, EXCLUDING CALIFORNIA’S CONFLICT OF LAW RULES, AND WILL BE LITIGATED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF SANTA CLARA COUNTY, CALIFORNIA, USA. THE PARTIES CONSENT TO PERSONAL JURISDICTION IN THOSE COURTS.

16.6.    Equitable Relief. Nothing in this Agreement will limit either party’s ability to seek equitable relief; except that Company will not seek, in a proceeding filed during the Term or for one year after the Term, an injunction or an exclusion order of any of the Services or any portion of the Services based on patent infringement.

16.7.    Entire Agreement; Amendments. This Agreement sets out all terms agreed between the parties and supersedes all other agreements between the parties relating to its subject matter. In entering into this Agreement, neither party has relied on, and neither party will have any right or remedy based on, any statement, representation or warranty (whether made negligently or innocently), except those expressly set out in this Agreement. Any amendment must be in writing, signed (including by electronic signature) by both parties, and expressly state that it is amending this Agreement.

16.8.    No Waiver. Neither party will be treated as having waived any rights by not exercising (or delaying the exercise of) any rights under this Agreement.

16.9.    Severability. If any term (or part of a term) of this Agreement is invalid, illegal or unenforceable, the rest of the Agreement will remain in effect.

16.10.    Survival. The following sections of this Agreement will survive any expiration or termination of this Agreement: 8 (Intellectual Property), 12 (Indemnification), 13 (Limitation of Liability), 14 (Confidentiality; Publicity) and 16 (Miscellaneous).

16.11.    No Agency. This Agreement does not create an agency, partnership, or joint venture between the parties.

16.12.    No Third Party Beneficiaries. This Agreement does not confer any benefits on any third party unless it expressly states that it does.

16.13.    Force Majeure. Neither party will be liable for failure or delay in performance to the extent caused by circumstances beyond its reasonable control.

16.14.    Counterparts. The parties may execute this Agreement in counterparts, including facsimile, PDF or other electronic copies, which taken together will constitute one instrument.

Signed:

Google	Company
By: /s/ Omid Kordestani	By: /s/ Don W. Barrett III
Print Name: Omid Kordestani	Print Name: Don W. Barrett III
Title: Authorized Signatory	Title: COO
Date: 2015.01.23	Date: 1/23/2015

EXHIBIT A

AFS Revenue Share Percentage
***

EXHIBIT B
Approved Sites
List of Approved Sites for WS and AFS

***

List of Approved Sites for AFC

***

1

Google Confidential
GoogleInc.;GoogleServicesAgreement;v2.7;June2014